***** Confidential material redacted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED. Confidential portions of this document have been redacted and separately filed with the Commission.

RESEARCH AND LICENCE AGREEMENT

By and Between

YEDA RESEARCH AND DEVELOPMENT COMPANY LTD,
a company duly incorporated and existing under the laws of the State of Israel, of P.O.Box 29, Rehovot, Israel
(hereinafter “Yeda”),
of the one part,

and

XENOGRAFT TECHNOLOGIES LTD,
a company duly registered and existing under the laws of the State of Israel, of Kiryat Weizmann, P.O. Box 370, Rehovot, Israel
(hereinafter “the Corporation”),
of the other part,

WHEREAS  in the course of research conducted at the Weizmann Institute of Science, Rehovot (hereinafter “the Institute”), ***** (hereinafter “*****”) has developed certain technology constituting the subject matter of the patent applications listed in the attachment hereto marked “A” and constituting an integral part hereof (hereinafter collectively “the Existing Applications” and “the Existing Technology”); and

WHEREAS  the Corporation is interested in the performance of further research at the Institute under the supervision of ***** in the field of the Existing Technology as specified in the research program attached hereto, marked “B” and forming an integral part hereof (hereinafter “the Research Program” and “the Research”); and

WHEREAS  certain of the Research has already been performed pursuant to the agreement dated as of September 1, 1992, between Yeda and Yeda Holdings, Inc; (hereinafter “the YH Agreement”);

WHEREAS in consideration of the Corporation’s undertakings hereunder and the fulfilment thereof, Yeda is willing, subject to and in accordance with the terms and conditions of this Agreement, to procure the continuance of the performance of the Research at the Institute under the supervision of ***** as aforesaid; and

WHEREAS  the Corporation is willing, subject to and in accordance with the terms and conditions of this Agreement, to finance the continuance of the performance of the Research; and

WHEREAS pursuant to an agreement between the Institute of the first part, Yeda of the second part, and the scientists employed by the Institute (including *****) of the

***** Confidential material redacted and filed separately with the Commission.

third part, all right, title and interest in the Existing Technology and in any information deriving from the performance of the Research vests and will vest in Yeda; and

WHEREAS subject to and in accordance with the terms and conditions of this Agreement, the Corporation wishes to receive, and Yeda is willing to grant the Corporation, an exclusive worldwide license for the use of the Existing Technology and of information deriving from the performance of the Research and Yeda Holdings Inc has waived all rights under the YH Agreement and has agreed to the grant of the said licence to the Corporation;

NOW THEREFORE IT IS AGREED BY THE PARTIES HERETO AS FOLLOWS;

1.	Status of Recitals

The recitals hereto form an integral part of this Agreement.

2.	Performance of Research

(a)
In consideration of the sums to be paid by the Corporation pursuant to Paragraph 3 below and subject to the execution of such payments, Yeda undertakes to procure the continuance of performance of the Research at the Institute under the supervision of ***** during the period commencing on the effective date of this Agreement and ending on July 31, 1995, (hereinafter “the Research Period”).

(b)
Subject to Paragraphs 3(e)(ii) and 3(b) below, the Research shall be performed in accordance with the Research Program and within the framework of the budget attached thereto (hereinafter “the Research Budget”).

(c)
If ***** shall cease to be available for the supervision of the performance of the Research, Yeda shall use its best efforts to find from among the staff of the Institute a replacement scientist acceptable to the Corporation (such acceptance not to be unreasonably withheld) but no undertaking to find such replacement is given by Yeda. Should no such acceptable replacement scientist be found within 60 (sixty) days of ***** becoming unavailable, then the Research Period and the performance of Research hereunder shall cease at the end of a further period of 60 (sixty) days, but without prejudice to any licence already then granted pursuant to this Agreement end the terms and provisions hereof relating thereto.

(d)
For the avoidance of doubt, it is agreed that nothing in this Agreement constitutes or shall constitute a warranty or representation by Yeda that any results will be achieved by the Research or that the Existing Technology or any results achieved by the Research are or will be commercially exploitable or of any other value.

3.	Funding of the Research

(a)	In consideration of Yeda’s undertaking to procure the performance of the Research, the Corporation undertakes to provide Yeda with funds to be used for financing the Research, as follows:
(i)
***** United States Dollars) in ***** equal instalments payable at the commencement of each quarter year during the period commencing June 1, 1993 and ending February 28, 1994, (funds for the financing of the Research until the data hereof end until May 31, 1993 having been provided by Yeda Holdings Inc under the YH Agreement);

***** Confidential material redacted and filed separately with the Commission.

(ii)
Subject to achievement by January 31, 1994 of the milestones specified in the attachment hereto, marked “C” and forming an integral part hereof “C” (hereinafter “the Milestones”), a further ***** United States Dollars) in ***** equal instalments payable at the commencement of each quarter year during the period commencing on March 1, 1994 and ending on August 31, 1995.

(b)
It is understood that it may become necessary, having regard to the results obtained in the course of the performance of the Research and in order to expedite or facilitate progress therein or the achievement of the objects of the Research, to make variations in the Research Program and consequent reallocations of the Budget and it is agreed, upon the written, detailed and reasoned recommendation of *****, that such variations and/or reallocations shall be made, provided:

(i)
that in no event shall the Corporation be obliged, without its prior written consent, to increase the amount of funds which it is obliged to provide to Yeda hereunder or to accelerate the payment thereof; and

(ii)	that reallocation from one major expense category in the Budget to another such category in excess of ***** in a quarter year shall require the prior written approval of the Corporation.

(c)
Should any of the Milestones not have been achieved by January 31, 1994, the Corporation shall have the right to terminate this Agreement by service of written notice an Yeda, by no later than February 28, 1994. Upon service of such notice, the Licence granted hereunder shall terminate and the Corporation shall be released of any obligations to make any payment pursuant to Para 3(a)(ii) above. If such notice shall not have been served by February 28, 1994, then the Agreement shall continue in full force and effect and the performance of the Research shall continue in accordance with the Research Program, with any modifications thereto that may be recommended by ***** and accepted by the Corporation.

(d)
The parties agree that in the event of a dispute between them as to whether the Milestones shall have been achieved, the matter shall be resolved by majority vote of the Founding Members of the Scientific Advisory Board to be established by the parties and which shall advise in connection with the scientific aspects of the performance of this Agreement. Unless otherwise agreed by the parties, the Founding Members of the Scientific Advisory Board shall be *****. If any of the Founding Members of the Scientific Advisory Board should resign or not be available for any reason, the surviving Founding Members shall be competent to resolve the said dispute by majority vote. The Founding Members of the Scientific Advisory Hoard shall be requested to make their determination by no later than February 15, 1994. If the votes of the Founding Members participating in such determination are tied, the Milestones shall be deemed not to have been achieved.

***** Confidential material redacted and filed separately with the Commission.

Nothing herein shall prevent the parties from adding additional members to the Scientific Advisory Board after prior consultation between them, but the resolution of the said dispute shall be according to the vote of the Founding Members only as aforesaid.

4.	Reporting by Yeda

(a)
Yeda will submit to the Corporation a detailed written report on the progress of the Research in each 6 month period during the Research Period, within 30 days of the end of each such 6 month period, and written report summarising the results of the Research within 60 days of the end of the Research Period. In addition, Yeda will submit to the Corporation an interim written report on the progress of the Research in the first half of each such 6 month period, such report to contain a general outline of progress in the Research made in that first half and to be provided within 30 days of the end of such first half. Further, prompt written reports will be submitted by Yeda on significant breakthroughs in the Research and the authorized scientific representatives of the Corporation shall be given the opportunity, from time to time, and at mutually convenient times, to discuss the progress of the Research with *****.

(b)
Further, Yeda shall submit to the corporation, with respect to each 3 (three) month period of the Research Period, a financial report setting forth the monies received and expended in connection with the Research during such 3 (three) month period. Each report as aforesaid shall be submitted to the Corporation not later than 45 (forty-five) days after the end of the period covered by such report. Charges in respect of indirect Research expenditures shall be made at the rate of *****% of direct expenses incurred. Within 90 days of the end of each year during the Research Period or within 90 days of the Corporation’s written request, whichever is the later, Yeda shall provide the Corporation with a written report from the CPA acting as Yeda's outside auditor, certifying the Research expenditures incurred in the said year.

(c)	Reports already made under the YH Agreement shall be deemed to have been made hereunder and the Corporation acknowledges receipt thereof.

5.	Title

(a)
Subject to the licence granted to the Corporation in terms hereof, it is hereby agreed that all right, title and interest, in and to the Existing Technology and any products, inventions, materials, methods, processes, techniques, knowhow, data, information and other results which are discovered or which accrue in the course of, or which arise or stem from the performance of the Research (hereinafter “the Program Technology”) as well as in and to any drawings, plans, diagrams, specifications and other documents in any way embodying the Existing Technology or the Program Technology (the Existing Technology, the Program Technology and all said drawings, plans, diagrams, specifications and other documents being referred to hereinafter collectively as “the Technology”), shall vest in Yeda exclusively. At the request of Yeda from time to time, the Corporation shall take and shall procure the taking of all acts necessary to give formal effect to the aforegoing provisions of this Paragraph 5.

***** Confidential material redacted and filed separately with the Commission.

(b)
With 45 (forty-five) days of receipt of any report from Yeda under paragraph 4(a) above, the Corporation shall be entitled to advise Yeda by notice in writing that the Corporation has no interest in obtaining e licence from Yeda to all or any of the Technology contained in the said report, whereupon such specified Technology (hereinafter “the Excluded Technology”) shall not be included in the licence granted hereunder, the Corporation shall maintain the Excluded Technology in strict confidence and shall not thereafter make any use thereof, and Yeda shall be entirely free to deal with the Excluded Technology as it deems fit by way of grant of license to a third party or otherwise howsoever. In this Agreement below, the term “the Licensed Technology” shall mean all the Technology disclosed in the Existing Applications and in the reports submitted by Yeda pursuant to Paragraph 4(a) above, except the Excluded Technology.

6.	Patents

(a)
At the initiative of either party, the parties shall consult with one another regarding the filing of patent applications in respect of any portion of the Licensed Technology including, but without limitation, the timing of the filing of such applications and the contents thereof. Following such consultations, Yeda shall, at the Corporation’s written request, file and prosecute applications as aforesaid. The Corporation confirms that it will seek patent protection for all patentable Licensed Technology in at least the countries listed in Appendix D. The applications filed under the YH Agreement are included in Attachment A and shall be deemed applications filed by Yeda at the request of the Corporation pursuant to this subparagraph (a).

(b)	(i)
All patent applications to be filed by Yeda in terms of sub-paragraph (a) above, shall be filed in the name of Yeda or should the law so require, in the name of the inventor and then assigned to Yeda. The Corporation shall bear all costs and fees incurred by Yeda in the preparation, filing, prosecution, maintenance and the like of all patent applications filed in accordance with the provisions of sub-paragraph (a) above and in the maintenance of all patents issuing therefrom. In addition, the Corporation agrees to reimburse Yeda for all costs and fees incurred by Yeda until the date hereof (to the extent not already reimbursed by then) in connection with the filing and prosecution of the Existing Applications listed in Attachment “A” hereto up to a maximum of ***** and to bear all costs incurred by Yeda after the date hereof in the further prosecution, maintenance and the like of the Existing Applications and in the maintenance of all patents issuing therefrom. Yeda hereby acknowledges receipt of ***** under the YH Agreement in reimbursement of patent costs and fees incurred by Yeda in connection with the filing and prosecution of the Existing Applications.

***** Confidential material redacted and filed separately with the Commission.

(ii)
At the request of the Corporation, Yeda shall take such action as shall be available to protect or to sue for infringement of any patent which shall have issued from any of the patent applications referred to in or filed pursuant to subparagraph (b)(i) above and Yeda may also take such action at its own initiative and without the Corporation’s request. However, before initiating any such action, Yeda shall advise the Corporation in writing of its intention to do so and the Corporation shall have the right ***** of receipt of such notice, to elect by notice in writing to Yeda that such action be treated as being taken at the Corporation’s request and/or to become a party in such action. In any action taken at the Corporation’s request (or so treated), counsel representing Yeda (and the Corporation. should the Corporation wish to become a party to the action) shall be selected by the Corporation, with Yeda's written approval (not to be unreasonably withheld) and Yeda confirms that the firm of ***** is acceptable to it for action in the USA. All costs involved in any action taken at the Corporation's request (or so treated or in which the Corporation has elected to become a party), (including, inter alia, legal casts and other sums awarded to the counter-party in such action) shall be borne by the Corporation exclusively. Any recovery in any such action financed by the Corporation shall first be applied to cover costs and thereafter divided ***** to the Corporation and ***** to Yeda. All costs involved in any such action taken by Yeda without the Corporation’s request (or not being an action so treated or not being an action in which the Corporation has elected to become a party as aforesaid), including any costs or other sums awarded to the counter party, shall be borne by Yeda exclusively, the conduct and discontinuance of such action shall be matters entirely within Yeda’s discretion and any recovery in any such action shall be retained by Yeda in full. The Corporation shall cooperate with Yeda in pursuing any actions undertaken under this sub-paragraph (b)(ii).

(c)
For the removal of doubt, it is agreed - without derogating from the provisions of subparagraph (a) above, that the provisions of the said subparagraph shall not prevent Yeda from filing patent applications with respect to any portion of the Licensed Technology (in addition to those filed by it at the Corporation’s written request pursuant to the said subparagraph), it being agreed:

(aa)	that at least ***** days before filing any such patent application. Yeda shall send the Corporation written notice of its intention to do so;

(bb)
that within ***** days of receipt of such written notice, the Corporation shall be entitled to advise Yeda in writing that it wishes such patent application to be filed and treated in all respects as an application filed at the Corporation's request, pursuant to subparagraph (a) above;

(cc)	that should the Corporation not send such notice as aforesaid, then:

(1)	the subject-matter of such application shall thereupon be deemed Excluded Technology;
(2)
all costs and fees incurred in connection with the preparation, filing, maintenance, prosecution, protection and the like of such patent applications and patents issuing therefrom shall be borne by Yeda exclusively; and

(3)
the Corporation shall not be entitled to cause Yeda to take any action whatsoever for the protection of or for infringement of patents issuing on such patent applications, the taking of any such action shall be entirely within Yeda’s discretion, the costs of any such action, as well as any costs and other sums awarded to any counter-party in such action, shall be paid by Yeda exclusively and any recovery in any such action shall be retained by Yeda.

***** Confidential material redacted and filed separately with the Commission.

(d)	The Corporation agrees to pay any amount due to Yeda pursuant to sub-paragraph (b) above within 30 (thirty) days of Yeda's first written request supported by invoice or other appropriate document.

(e)
Nothing herein contained shall be deemed to be a warranty by Yeda that the Existing Applications or any of them or any patent applications relating to the Licensed Technology or any portion thereof will be granted, or that any patents obtained on any of the said patent applications, if obtained, are or will be valid or will afford proper protection.

7.	Licensing

(a)
Subject to the terms and conditions hereinafter set forth, Yeda hereby grants the Corporation and the Corporation accepts, an exclusive worldwide licence (“the Licence”) (i) under the Licensed Patents (as hereinafter defined) (if any), and (ii) the Licensed Technology, to make, use, practise and sell the products and services covered in whole or in part by the claims of the Existing Applications and or of the other patent applications filed by Yeda at the request of the Corporation or treated as such as hereinbefore provided (whether or not patents including such claims issue on all or any of such applications) and/or the making, use and practice of which is covered in whole or in part by the claims of the said applications (whether or not patents including such claims issue on all of any of such applications) (the said products being referred to hereinafter as “the Products” and the said services being referred to hereinafter as “the Services”). The Licence includes the right to grant sublicences, subject to the provisions of subparagraph (c) below,

(b)	(i)
In this Agreement the term “Licensed Patents” shall mean the patents issuing on the Existing Applications or on patent applications filed by Yeda in accordance with the Corporation’s written request pursuant to Paragraph 6(a) above or treated as such pursuant to Paragraph 6(c) above.

(ii)	The Licence shall remain in force (if not previously terminated according to the provisions of this Agreement) with respect to any of the Products or Services in any country as follows:

(aa)	in a country where a Licensed Patent or Patents issues including claims covering, in whole or in part, such Product or Service, *****;

(bb)	in any other country, *****. The Corporation shall notify Yeda in writing immediately upon the entering into of each such first commercial transaction, specifying its date.

***** Confidential material redacted and filed separately with the Commission.

(c)
Yeda recognizes that the Corporation contemplates the grant of a sublicence or sublicences as part of its plan for commercialization under the Licence, but the Corporation agrees that no sub-licence under the Licence may be granted by the Corporation without Yeda’s prior written consent, *****, it being agreed that Yeda’s consent may not be sought unless the proposed sublicence is for monetary consideration exclusively in a bona fide arms-length commercial transaction, is made by written agreement, the provisions of which are consistent with the terms of the Licence and contain, inter alia, the following terms and conditions:

(i)	on the termination of the Licence for any reason, the sublicence shall expire automatically;

(ii)
the party receiving the sublicence (hereinafter “the Sublicensee”) shall be bound by provisions substantially similar to those in Paragraph 10 below binding the Corporation (the obligations of the Sublicensee so arising being addressed also to Yeda directly);

(iii)	all terms necessary to enable performance by the Corporation of its obligations under Paragraphs 7(d)(iii) and 9(b) hereof;

(iv)
that any act or omission by the Sublicensee which would have constituted a breach of this Agreement by the Corporation had it been the act or omission of the Corporation, shall constitute a breach of this Agreement by the Corporation;

(v)	that the sublicence shall not be assignable or further sublicenseable;

(vi)	that a copy of the agreement granting the sublicence shall be made available to Yeda at least ***** prior to its execution.

Notwithstanding the aforegoing, should Yeda refuse its consent to a sub-licence and the Corporation should contend that such refusal is unreasonable, the dispute between the parties shall be resolved by the Expert (as such expression is defined below) at the request of the Corporation made no later than ***** days after receipt by the Corporation of Yeda’s said refusal. The Expert shall act as an expert and not as arbitrator and shall conduct the hearing of the dispute as he deems fit. His decision shall be binding on the parties. The Expert may order that the Expert's costs be borne by one of the parties or shared by them in such proportion as the Expert shall direct, and the parties shall comply with such order. The Expert shall be *****, or if he shall be unable or unwilling to act or continue to act in such capacity, the President for the time being of the Hebrew University of Jerusalem or, if he should be unable or unwilling to act or continue to act in such capacity, then the person nominated by him to act as the Expert.

(d)	(i)	In this Agreement, the term “Net Sales” shall mean the *****:

(aa)	*****

(bb)	*****.

***** Confidential material redacted and filed separately with the Commission.

(ii)
In consideration for the Licence, the Corporation shall pay Yeda a royalty of ***** of all Net Sales received by the Corporation ***** of all amounts received by the Corporation for or from the grant of sublicences and/or pursuant thereto (hereinafter “Sublicensing Receipts”), provided that on any Sublicensing Receipts received by the Corporation which are calculated on the basis of proceeds received by a Sublicensee from sales of Products or provision of Services by it, the royalty payable to Yeda by the Corporation shall be ***** of such Sublicensing Receipts as aforesaid or the amount being ***** of the Net Sales of the Sublicensee form the sales of Products or provision of Services generating such Sublicensing Receipts, which is the higher.

(iii)	(aa)
Amounts payable to Yeda in terms of this Paragraph 7(d) shall be paid to Yeda on a quarterly basis and no later than ***** days after the end of each calendar quarter, commencing with the first calendar quarter in which any Net Sales or Sublicensing Receipts are received.

(bb)
All amounts payable to Yeda hereunder in respect of Net Sales or Sublicensing Consideration which are received by the Corporation or its Sublicencee in a currency other than Israeli currency shall be paid to Yeda in the same foreign currency to the extent permitted by law, and to the extent not, by payment of the equivalent amount of Israeli currency calculated at the representative rate of exchange last published by the Bank of Israel at the time of payment to Yeda. Amounts due to Yeda in respect of Net Sales or Sublicensing Consideration which are received by the Corporation or its Sublicencee in Israeli currency shall be linked to the Consumer Price Index published by the Israel Government’s Central Bureau of Statistics from the date payment is reached by the Corporation or its Sublicencee until it is due to Yeda (and thereafter subject to interest payments as provided in Paragraph 13(b)(v) below) .

(cc)
The Corporation shall, within a period of ***** days from the end of each calendar quarter commencing with the first calendar quarter in which any Net Sales or Sublicensing Receipts are received, submit to Yeda a full and detailed report, setting out all amounts owing to Yeda in respect of the quarter to which the report refers, and with full details (1) of payments received by the Corporation and Sublicensees constituting Net Sales or Sublicensing Receipts including, without derogating from the generality of the aforegoing, a breakdown of Net Sales according to country and identity of buyer, a breakdown of Sublicensing Receipts according to country and identity of Sublicencee, currency of the payments and date of receipt thereof; and (2) of any other matter necessary to enable the determination of the amounts payable hereunder.

(dd)
The Corporation shall keep and shall cause Sublicensees to keep complete and correct books of account and records consistent with sound business and accounting principles and practices and in such form and in such details as to enable the determination of the amounts due to Yeda in terms hereof. The Corporation shall supply Yeda at the end of each year, commencing with the first year in which any amount is payable under this Paragraph 7(d), a report certified by a Chartered Public Accountant in respect of the amounts due to Yeda pursuant to this Paragraph 7(d) in respect of the year covered by the said report, it being understood that insofar as such amounts relate to Net Sales of Sublicences, the said Chartered Public Accountant shall be entitled to rely in his report on certificates issued by other Chartered Public Accountants relating to such Net Sales, such certificates to be attached to the said report.

***** Confidential material redacted and filed separately with the Commission.

(ee)
Yeda or its authorised representatives shall have the right at reasonable times up to ***** per year during normal business hours to inspect the Corporation’s and Sublicensees’ books of accounts, records and other documentation to the extent relevant or necessary in or for the ascertaining or verification of the amounts due to Yeda under this Paragraph 7(d).

8.	Development and Commercialization

(a)
It is understood and agreed that subject to termination of this Agreement and the Licence thereunder pursuant to Paragraph 3(d) above or to the other provisions of this Agreement, should the Corporation wish to have further research (beyond that to be performed at the Institute and to be funded pursuant to Paragraph 3 above) conducted outside the Corporation's own facilities with respect to all or any part of the Licenced Technology then such additional research shall be performed at the Institute, (to the extent that Yeda confirms the availability of the necessary facilities) under the supervision of *****, should he declare himself available, willing and able to perform such further research, provided that the cost of performing such research at the Institute (including the cost of acquisition of any necessary equipment), shall not be substantially more than such cost at a reputable institution which has declared itself willing to undertake the performance of such further research.

(b)
The Corporation undertakes to act diligently and to make reasonable efforts to expedite the commencement of commercial sale of the Products and commercial provision of the Services and without derogating from the generality of the aforegoing, the performance of necessary research, toxicological tests, pharmacological and efficacy tests, pre-clinical tests, clinical trials, the steps required for obtaining regulatory approvals from the US Food and Drug Administration and other regulatory authorities and the development of procedures and facilities for large-scale commercial production of the Products and provision of the Services. The Corporation further undertakes to continue to act diligently in the exercise of the Licence and to take all reasonable steps to maximize such exercise throughout the period of the Licence.

(c)	(i)
 Should Yeda be of the opinion that the Corporation is in breach of its obligations pursuant to Paragraph 8(b) above with respect to the research, development and commercialization activities relating to any Product or Service, it may so advise the Corporation and notify the Corporation that unless certain steps are taken by the Corporation within a certain time as specified in the said notice, the Licence shall lapse. Should the Corporation not refer the matter to arbitration pursuant to subparagraph (ii) below nor take the said specified steps within the said specified time, the Licence and this Agreement shall thereupon terminate.

***** Confidential material redacted and filed separately with the Commission.

(ii)
Should the Corporation not accept the terms of Yeda’s said notice, it shall be entitled, within 30 days of receipt of Yeda’s said notice, to advise Yeda that it does not accept the terms of the said notice and to refer the dispute for resolution by arbitration pursuant to Paragraph 14 below.

9.	Reports by Corporation

The Corporation will provide Yoda with full written reports on the progress and results of research, tests and trials conducted and all other actions taken by the Corporation pursuant to paragraph 8(c) above, such reports to be made on a ***** basis, within ***** of the end of each ***** period during the term of the Agreement. Further, written reports on significant developments in such activities shall be made by the Corporation to Yeda promptly.

10.	Confidentiality

(a)
The corporation shall use its reasonable best efforts to maintain the Technology in confidence, except and to the extent that it is in the public domain at the date of the signing hereof or becomes pert of the public domain thereafter other than through a violation by the Corporation of this undertaking of confidentiality and except that the Corporation shall be released from its obligation of confidentiality with regard to that portion of the Technology expressly released therefrom by Yeda by notice in writing.

Notwithstanding the foregoing, the Corporation may disclose to its personnel and to other third parties (including permitted Sublicencees) such confidential information as shall be necessary for the exercise by it of its rights hereunder or in the fulfilment of its obligations hereunder, provided that it shall bind such personnel and other third parties with a similar undertaking of confidentiality in writing. It is agreed, for the removal of doubt, that the aforegoing obligation of confidentiality shall not prevent the Corporation from disclosing the general net of the research and development activities engaged in pursuant to this Agreement.

(b)
In addition to and without derogating from the aforegoing, the Corporation undertakes not to make mention and not to allow Subliceneees to make mention of the names of Yeda or the Institute or ***** in any advertising, sales literature, promotional material, other publications, private placement memoranda, public offering registration statements and the like, unless the prior written approval of Yeda thereto has been obtained (such approval not to be unreasonably withheld). Once an approval has been granted by Yeda to a certain form of words for use in a particular context. then the same form of words can be used again by the Corporation or by Sublicencees in the same context, without further approval from Yeda.

***** Confidential material redacted and filed separately with the Commission.

(c)
For the removal of doubt, nothing in subparagraphs (a) or (b) above contained shall be deemed to prevent the Corporation from mentioning the names of Yeda and/or the Institute or ***** or to prevent the Corporation from disclosing any information where such mention or disclosure is to competent authorities for the purposes of obtaining approval or permission for the exercise of the License or is in the fulfilment of any legal duty owed to any competent authority. For the purpose of this paragraph, such mention in a private placement. memoranda or a public offering registration statement shall not be deemed fulfilment of a legal duty to a competent authority.

(d)
Yeda shall use its reasonable best efforts to maintain the Licenced Technology in confidence except and to the extent that it is in the public domain at the date of signing hereof or becomes part of the public domain thereafter other than through a violation by Yeda of this undertaking of confidentiality, and it being expressly agreed that Yeda shall have the tight to allow ***** (and, with ***** consent, ***** students) publish articles relating to the Licenced Technology in scientific publications, provided that at least 60 days before the intended date of such publication, the text thereof shall be submitted to the Corporation in order to enable it to request the filing of patent application relating to the subject- matter of the article before the publication takes place and Yeda shall procure that such filing shall take place within 30 days of the Corporation's written request pursuant to Paragraph 6(a) above.

(e)	No termination of this Agreement, for whatever reason, shall release the Corporation from any of its obligations under this Paragraph 10 and such obligations shall survive termination as aforesaid.

11.	No Assignment

Except as expressly provided herein, the Corporation may not assign all or any of its tights or obligations under this Agreement or arising therefrom without the prior written consent of Yeda.

12.	Indemnification

The Corporation shall indemnify and hold harmless ***** and the officers and employees of them from and against an loss, damage, liability and expense (including attorney fees and legal costs) arising out of or resulting from the exercise of the License, including the grant or exercise of Sublicences. This obligation shall survive the termination of this Agreement for any reason.

13.	Terms and Terminated

(a)	Unless previously terminated in accordance with the provisions hereof, this Agreement terminates upon expiry of the License specified in Paragraph 7(b) above.

(b)	Without derogating from the parties’ rights hereunder or under another agreement or by law to any other or additional remedy or relief:

***** Confidential material redacted and filed separately with the Commission.

(i)
Yeda may terminate this Agreement by serving a written notice to that effect on the Corporation if the aggregate payment made under Paragraph 7(d) above in the ***** or any subsequent year of the term of the Licence shall be less than US ***** United States Dollars) *****.

(ii)
Either Yeda or the Corporation may terminate this Agreement and the Licence hereunder by serving a written notice to that effect on the other, upon or after the winding up or insolvency of the other, or upon or after the commitment of a material breach hereof by the other (which breach cannot be cured or, if curable, has not been cured by the party in breach within 45 (forty-five) days after receipt of a written notice for the other party in respect of such breach); and in such event this Agreement and the Licence hereunder shall be terminated forthwith upon receipt of notice as aforesaid. For the purposes of this Paragraph 13(b)(ii), “material breach” shall not include the breaches governed by subparagraph (i) above, but shall include - without limitation - default in any payment payable hereunder to Yeda, except that if the aggregate of amounts owing by the Corporation to Yeda at any time and in arrears shall not exceed ***** United States Dollars) and the Corporation shall have advised Yeda in good faith that it disputes its liability to pay the said amount setting out the reasons for such view and having initiated  arbitration proceedings pursuant to Paragraph 14 below with respect to such dispute, then the existence of such debt shall not entitle Yeda to terminate this Agreement unless and until the arbitrator has confirmed that all or any of the said amount is due to Yeda and the Corporation has failed, within 15 days of the arbitrator's award, to pay the amount due together with any interest and casts awarded by the arbitrator.

(iii)
The Corporation shall be entitled at any time after completion of the financing by the Corporation of the Research Program pursuant to the provision of this Agreement, to terminate this Agreement and the Licence hereunder, by service of written notice to that effect on Yeda, such notice to be served at least 6 (six) months in advance of the desired date of termination.

(iv)	Yeda may terminate this Agreement by service of written notice on the Corporation, if:

(aa)	the total of equity funds invested in the Corporation by March 1994 shall be less than *****: or

(bb)	*****; or

(cc)	the total of equity funds invested in the Corporation by March 1995 shall be less than *****.

(v)	(aa)
Except as otherwise expressly provided herein, payments of amounts due hereunder which are expressed in US Dollars shall be made by payment of the equivalent amount in Israeli currency calculated at the representative rate lest published by the Bank of Israel at the time of payment.

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(bb)
Where Yeda is liable to pay VAT on any amount payable to it hereunder the payer shall pay Yeda the amount of the VAT due together with the payment in respect of which it is due, against VAT invoice from Yeda.

(vi)
Any amount payable hereunder by one of the parties to the other, which has not been paid by its due date of payment, shall bear interest from its due date of payment until the date of actual payment, as follows:

(aa)	if it is payable in foreign currency (i.e. not Israeli currency), at the rate charged by Bank Leumi Le Israel B.M on loans to Israeli residents in that currency over the period of the arrears; or,

(bb)	if it is payable in Israel currency, at the highest rate of interest charged by Bank Leumi Le Israel B.M on unapproved overdrafts in Israel currency over the period of the arears.

(c)	Upon the termination of this Agreement for whatever reason, *****.

(d)	The termination of this Agreement for any reason shall not relieve the parties of any obligations to make payments thereunder which shall have accrued prior to such termination.

(e)	(i)
Upon termination of this Agreement and the Licence thereunder pursuant to subparagraph (b) above, all rights in the Licensed Technology vested in the Corporation shall revert to Yeda, and the Corporation shall not thereafter be entitled to make any use of the Licensed Technology.

(ii)
Upon termination of this Agreement by Yeda pursuant to subparagraphs (b)(1), (ii) or (iv) above or by the Corporation pursuant to subparagraph (iii) above or upon termination pursuant to Paragraphs 3(c) or 8(c)(ii) above, all rights, title and interest in any technology deriving from research and development activities performed by the Corporation in connection with the Licenced Technology shall vest in Yeda and the Corporation shall take all steps necessary to procure and perfect such vesting.

14.	Governing Law and Forum

This Agreement shall be governed by the laws of Israel and any disputes arising in connection therewith (except those to be resolved by the Expert as hereinbefore provided) shall be resolved by arbitration by a single arbitrator in Israel in accordance with the Israel Arbitration Law as amended from time to time, such arbitrator to be agreed by the parties, or failing agreement within 15 days of a candidate first being proposed, to be appointed by the President of the Israel Bar Association at the request of either party. The arbitrator shall resolve the dispute in accordance with the substantive law and shall give the reasons for his award, but he shall not be bound by the rules of court procedure or the rules of evidence. The arbitrator shall be entitled, inter alia, to grant interim and/or

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interlocutory relief. The arbitrator shall be requested to issue his award with all due speed and i£ possible within 120 days of appointment of the arbitrator and the parties shall cooperate in expediting the arbitration. Any award of the arbitrator shall be enforceable in any competent court.

15.	Entire Agreement

This Agreement constitutes the entire Agreement between the parties. Any addition or amendment thereto shall not be effective unless in writing signed by the authorised signatories of both parties.

16.	Notices

(a)
Notices to be given hereunder shall be given if available by telex or telecopier or, if neither of these is available, as required by Paragraph 16(b). If notice is sent by telex or telecopier, it shall be deemed to have been served 24 hours after transmission. All notices given by telex or telecopier shall be confirmed by letter despatched in the manner appearing in Paragraph 16(b) within 24 hours of transmission.

(b)
Any other notices to be given hereunder shall be served on a party by prepaid express registered letter (or nearest equivalent) to its address given herein or such other address as many from time to time be notified for this purpose and any notice so served shall he deemed to have been served 7 (seven) days after the time at which it was posted and in proving such service it shall be sufficient to prove that the notice was properly addressed and posted,

IN WITNESS WHEREOF the parties hereto have set their signatures as of the 7th day of April, 1993.

For YEDA RESEARCH AND DEVELOPMENT COMPANY LTD.	For XENOGRAFT TECHNOLOGIES LTD.
By: _______________________________	By: _______________________________
Title: ______________________________	Title: ______________________________

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APPENDIX A
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Note that confidential treatment has been requested and one (1) page of material from this Appendix A has been omitted and filed separately with the Commission.

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APPENDIX B
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1.l.a(*)	*****

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*****.

1.3.b	*****

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2.1.(*)	*****

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Note that confidential treatment has been requested and two pages of material from this Appendix B have been omitted and filed separately with the Commission.

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ATTACHMENT “C”

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1. *****

2. *****

3. *****

Note that confidential treatment has been requested and one (1) page of material from this Attachment C has been omitted and filed separately with the Commission.

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ATTACHMENT “D”

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Note that confidential treatment has been requested and one (1) page of material from this Attachment D has been omitted and filed separately with the Commission.